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                                                                      EXHIBIT 23



                              Accountants' Consent

The Board of Directors
HIE, Inc.

         We consent to incorporation by reference in the registration statements (Registration Nos. 33-99034, 333-08295, 333-08293, 33-08287, 33-08283,
333-08279, 333-08271, 333-52165, 333-52155 and 333-52145) on Form S-8 and the
registration statement (Registration No. 333-55703 and 333-90849) on Form S-3 of HIE, Inc. of our reports dated January 25, 2000, except as to note 15, which is as of March 13, 2000, relating to the consolidated balance sheets of HIE, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of HIE, Inc.


Atlanta, Georgia
March 30, 1999


                                                             /s/ KPMG LLP